SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-A



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                          	PETER KIEWIT SONS', INC.

          	(Exact name of registrant as specified in its charter)

        Delaware                               			47-0210602
(State of incorporation or                   		(I.R.S. Employer
 organization)		                                Identification No.)

1000 Kiewit Plaza
Omaha, Nebraska                           		        68131
(Address of principal	                          		(Zip Code)
 executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

   	Title of each class              	Name of each exchange on which
   	to be so registered	              each class is to be registered

         	None	                                 		None


If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [x]

Securities Act registration statement file number to which this form relates: 333-34627.

Securities to be registered pursuant to Section 12(g) of the Act:

     	Class R Convertible Common Stock, par value $.01 per share
                              (Title of class)

Item 1.	Description of Registrant's Securities to be
        Registered.

The description of the Registrant's Class R Convertible Common Stock, par value $.01 per share (the "Common Stock"), is incorporated herein by reference to the Registrant's Registration Statement on Form S-4 (File No. 333-34627) as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on August 29, 1997, as amended by Amendment No. 1 to the Registration Statement on Form S-4 filed on October 10, 1997, Amendment No. 2 to the Registration Statement on Form S-4 filed on November 6, 1997 and Amendment No. 3 to the Registration Statement on Form S-4 filed on November 10, 1997, which description shall be deemed to be incorporated herein by reference.


Item 2.	Exhibits.

        1.	The Restated Certificate of Incorporation of Peter
Kiewit Sons', Inc. is incorporated herein by reference to
Exhibit 3.1 to the Annual Report on Form 10-K of the
Registrant for the fiscal year ended December 28, 1991.

        2.	The Certificate of Amendment of the Restated
Certificate of Incorporation of Peter Kiewit Sons', Inc., dated as of December 8, 1997.

        3.	The Amended and Restated By-laws of the Registrant
are incorporated herein by reference to Exhibit 3.4 to the Annual Report on Form 10-K of the Registrant for the fiscal year ended December 26, 1992.




                             SIGNATURE

	Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    	PETER KIEWIT SONS', INC.



Dated:  December 30, 1997	           By: /s/ Matthew J. Johnson
                                         Name:  Matthew J. Johnson
                                         Title: Vice President